SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section) 240.14a-11(c) or
    (section) 240.14a-12

                                    NMBT CORP
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                    NMBT CORP
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No filing fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------

  2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

     --------------------------------------------------------------------------

  4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------

  5) Total fee paid:

     --------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

     --------------------------------------------------------------------------

  2) Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------

  3) Filing Party:

     --------------------------------------------------------------------------

  4) Date Filed:

     --------------------------------------------------------------------------

                                      LOGO

                                Notice of Annual

                             Meeting of Stockholders

                                   to be held

                                   May 4, 1999

                                       and

                                 Proxy Statement









                             YOUR VOTE IS IMPORTANT

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. ACCORDINGLY, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND TO VOTE YOUR SHARES IN PERSON.

LOGO

                                                                  March 31, 1999

Dear Stockholder:

      On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of NMBT CORP (the "Company"), which will be held at the Park Lane Office located at 100 Park Lane, New Milford, Connecticut on Tuesday, May 4, 1999, at 7:00 p.m. local time. We look forward to seeing as many stockholders as possible at this meeting.

      At the Annual Meeting, you will be asked to vote upon the election of directors and appointment of auditors for the year ending December 31, 1999. Such other business will be transacted as may properly be brought before the Annual Meeting.

      Your vote is very important regardless of the amount of stock you own. We hope you will attend the meeting, but whether or not you plan to be with us, please sign and return the enclosed proxy card as soon as possible so that your shares will be represented. I urge you to review the proxy materials carefully, to vote FOR the director nominees and to vote FOR the proposal to approve the Company's auditors.

                                                   Sincerely,

                                                   /s/ Louis A. Funk, Jr.

                                                   Louis A. Funk, Jr.
                                                   Chairman of the Board

                                      LOGO



                                    NMBT CORP
                                 55 Main Street
                       New Milford, Connecticut 06776-2400




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       to be held May 4, 1999 at 7:00 p.m.

                                 --------------


To the Stockholders of NMBT CORP:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NMBT CORP (the "Company") will be held on Tuesday, May 4, 1999 at 7:00 p.m., at the Park Lane Office, located at 100 Park Lane, New Milford, Connecticut, for the purpose of considering and voting upon the following matters:


1. Election of Directors. To elect two directors to serve until the Annual Meeting of Stockholders to be held in the year 2002, who, with the six directors whose terms of office do not expire at this meeting, will constitute the Company's full Board of Directors.

2. Ratification of Appointment of Auditors. To ratify the directors' appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999.

3. Other Business. To transact such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.

     Only stockholders of record as of the close of business on March 5, 1999, will be entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.




                                      By Order of the Board of Directors,
                                      NMBT CORP

                                      Jay C. Lent
                                      Secretary

New Milford, Connecticut
March 31, 1999

                                      LOGO


                                    NMBT CORP
                                 55 Main Street
                       New Milford, Connecticut 06776-2400




               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON MAY 4, 1999 at 7:00 p.m.

                     INFORMATION CONCERNING THE SOLICITATION

     This Proxy Statement is being furnished to the Stockholders of NMBT CORP, a Delaware bank holding company (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 4, 1999 at 7:00 p.m. at the Park Lane Office located at 100 Park Lane, New Milford,
Connecticut, and at any adjournment or postponement thereof (the "Annual Meeting"). The purpose of the Annual Meeting is to consider and vote upon the following proposals: (i) to elect two directors for a three year term expiring in the year 2002; (ii) to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1999; and (iii) to transact such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.

     The principal executive offices of the Company and its subsidiary, NMBT are located at 55 Main Street, New Milford, Connecticut 06776-2400. The telephone number of NMBT and the Company is (860) 355-1171.

     Only stockholders of record as of the close of business on March 5, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and each stockholder shall have one vote on all proposals to be presented at the Annual Meeting for each share of the Company Common Stock registered in his or her name. There is no cumulative voting. On the Record Date 2,663,358 shares of the Company Common Stock were authorized, issued and outstanding and held by 1,819 shareholders of record.

     This Proxy Statement and the enclosed Form of Proxy, along with the 1998 Annual Report to Stockholders, are first being mailed to stockholders on or about March 31, 1999.

     The enclosed proxy may be revoked at any time prior to being voted by the submission of a written revocation or a duly executed proxy bearing a later date, or by the stockholder's withdrawal of a previously submitted proxy and personal vote by ballot at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy. Unless a proxy is revoked and except as specified below, shares represented by a properly executed proxy will be voted in accordance with any voting instructions given on the proxy or, unless contrary instructions are given, will be voted "FOR" all nominees listed in Proposal 1, "FOR" Proposal 2, and in accordance with the determination of a majority of the Board of Directors as to other matters properly brought before the Annual Meeting. On a matter for which the "ABSTAIN" instruction is given by the Stockholder, shares will be voted neither "FOR" nor "AGAINST."

     A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum of the stockholders. The presence of a quorum and the affirmative vote of a plurality of the shares present, in person or by proxy, entitled to vote at the Annual Meeting is required to elect directors. The affirmative vote of a majority of the shares present, in person or by proxy, entitled to vote at the Annual Meeting is required to approve the appointment of the independent auditors and for the approval of most other actions which may be taken at the Annual Meeting. Abstentions to a proposal are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the Annual Meeting. Shares beneficially held in street name are counted for quorum purposes if such shares are voted on at least one matter to be considered at the meeting. Broker non-votes are neither counted for purposes of determining the number of affirmative votes required for approval of proposals nor voted for or against matters presented for stockholder consideration. Consequently, so long as a quorum is present, such non-votes have no effect on the outcome of any vote.

     The expense of soliciting proxies will be borne by the Company. In addition to solicitations by mail, officers and regular employees of the Company may solicit proxies personally or by telephone, telegraph or other means without additional compensation. The Company may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the Company's stock held of record by such persons.

     The principal officers and directors of the Company and NMBT, together with their affiliates, beneficially owned, directly or indirectly, as of March 5, 1999, an aggregate of 314,529 shares of Company Common Stock (which number does not include outstanding options to purchase the Company Common Stock), constituting 11.8% of such shares outstanding and entitled to vote on that date. Nonemployee directors own 292,910 shares of the Company Common Stock or 11.0% of the total, and principal officers of the Company and NMBT own 21,619 of such shares, or less than 1%.

     ADDITIONAL COPIES OF THE 1998 ANNUAL REPORT TO STOCKHOLDERS AND THE 1998 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO:
JAY C. LENT, NMBT, 100 PARK LANE, NEW MILFORD, CONNECTICUT 06776-2400.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The table below lists the only persons or groups believed by the Company to be beneficial owners of more than five percent of any class of the Company's voting securities as of the Record Date, March 5, 1999. In preparing the table, the Company has relied upon information supplied to the Securities and Exchange Commission by such persons and other information available to the Company.

                   NUMBER OF SHARES
                 BENEFICIALLY OWNED
                 --------------------         (A)              (B)                     (C)          % OF CLASS
  TITLE OF       NAME AND ADDRESS OF     WITH SOLE POWER      WITH SHARED POWER      TOTAL OF          AS OF
   CLASS          BENEFICIAL OWNER      TO VOTE AND INVEST   TO VOTE AND INVEST    (A) AND (B)    MARCH 5, 1999 (1)
   -----          ----------------      ------------------   ------------------  -----------     -----------------
Common        Daruma Asset                    198,760                0             198,760          7.46%
              Management, Inc.
              60 East 42nd Street
              New York, NY 10165

Common        Robert W. X. Martin              47,387          113,978             161,365          6.03%
              42 Marwick Manor
              New Milford, CT 06776

-----------------
(1) For purposes of calculation, the percent of class is determined by dividing column (c), total number of shares beneficially owned by the sum of the total number of voting securities issued and outstanding as of March 5, 1999 (2,663,358), plus the number of shares for which the individual or group is deemed to be the beneficial owner because such individual has or, where appropriate, the individuals comprising the group have the right to acquire such shares through the exercise of stock options. Mr. Martin held such options for 13,000 shares as of such date.

                 STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of March 5, 1999 with respect to the shares of the Company Common Stock beneficially owned by each director, each executive officer of the Company and NMBT and by all directors and executive officers as a group:

       NUMBER OF SHARES BENEFICIALLY OWNED

                                                        (A)                (B)               (C)             % OF CLASS
NAMES AND POSITION(S) WITH                        WITH SOLE POWER     WITH SHARED POWER    TOTAL OF            AS OF
THE COMPANY AND NMBT(1)                          TO VOTE AND INVEST  TO VOTE AND INVEST   (A) AND (B)     MARCH 5, 1999(2)
-----------------------                          ------------------  ------------------   -----------     ----------------
Carrigan, Michael D...............................       113,001(2)         1,372          114,373(2)          4.12%
   President & CEO

Dumas, Kevin L....................................        16,500(3)        13,317           29,817(3)          1.11%
   Director

Fish, Deborah L...................................             0(2)            55               55(2)          0.00%
   NMBT Vice President & Treasurer
   Company Treasurer

Funk, Louis A., Jr................................        14,600(3)         5,500           20,100(3)          0.75%
   Chairman of the Board

Greenhaus, Lawrence...............................        25,155(3)         6,241           31,396(3)          1.17%
   Vice Chairman of the Board

Henderson, Ruth...................................        54,471(3)           992           55,463(3)          2.07%
   Director

Lent, Jay C.......................................        53,200(2)             0           53,200(2)          1.96%
   Executive Vice President of
   NMBT, Secretary & CFO
   of NMBT & the Company

Maher, Peter R....................................        47,005(2)        13,986           60,991(2)          2.25%
   Executive Vice President and
   Chief Lending Officer of NMBT

Martin, Robert W.X................................        47,387(3)       113,978          161,365(3)          6.03%
   Director & Assistant Secretary

Pellegrini, Terry C...............................        13,000(3)         6,019           19,019(3)          0.71%
   Director

Southworth, Walter G..............................        39,063(3)        20,215           59,278(3)          2.21%
   Director

Taylor, Harry H., Jr..............................        13,840(3)         5,595           19,435(3)          0.73%
   Director

Weinshank, Arthur C...............................        14,037(3)             0           14,037(3)          0.52%
   Director
All directors and executive officers as a group
   (13 persons)...................................       451,259(2)       187,270          638,529(2)         21.37%

------------

(1) The Board of Directors for the Company and NMBT are the same and except where specifically indicated, positions stated above are the same for the Company and NMBT.

(2) For purposes of calculation, the percent of class is determined by dividing column (c), total number of shares beneficially owned, by the sum of the total number of voting securities issued and outstanding as of March 5, 1999 (2,663,358), plus the number of shares for which the individual or group is deemed to be the beneficial owner because such individual has or, where appropriate, the individuals comprising the group have the right to acquire such shares through the exercise of stock options. The following individuals and group held such options for the following numbers of shares as of such date: Mr. Carrigan-110,000; Mr. Lent-50,000; Mr. Maher-47,000; and all directors & executive officers as a group-207,000. The numbers set forth in the above chart give effect to the options.

(3) Gives effect to options to purchase 13,000 shares of Common Stock.

                              ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Company's Bylaws provide for not less than five nor more than twelve directorships, divided into three classes with each class being approximately equal in size. At this Annual Meeting two Class II directors are being nominated to serve for a term of three years until the Annual Meeting to be held in the year 2002 and until their successors are elected and qualified. These two directors, with the six directors remaining, will constitute the full Board. The individuals comprising the Board of Directors of NMBT and the Company are the same and usually hold meetings at the same time. Accordingly, references to the Company Board and the NMBT Board are used interchangeably. Walter G. Southworth will retire in accordance with the Bylaws as of the Annual Meeting for this year and the Board has already determined to reduce the number of Class II directorships to two. The Company's President, Mr. Carrigan, serves as an ex-officio director. Shares represented by every properly executed proxy will be voted at the 1999 Annual Meeting of Stockholders for the election of the proposed slate of directors, except where the right to vote such shares is withheld as provided in the proxy or otherwise instructed. The presence of a quorum and the affirmative vote of a plurality of the shares present, in person or by proxy entitled to vote at the Annual Meeting is required to elect directors. All nominees are now serving as directors pursuant to their previous election by the stockholders. Each candidate for the Board has been nominated by the Board of Directors. The Board of Directors expect that, and each of the nominees has indicated that, he will be available to serve as director; however, in the event that any of them should become unavailable, it is intended that a proxy may be voted for a nominee or nominees who would be designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED NOMINEES.

     The following tables set forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age as of March 5, 1999, the periods during which he or she has served as a director of the Company and NMBT and positions currently held with the Company and NMBT.


                                              EXPIRATION OF     POSITION(S) HELD
                                  DIRECTOR       CURRENT       WITH THE  COMPANY
NOMINEES                     AGE    SINCE          TERM            AND NMBT
--------                     ---    -----          ----            --------

CLASS II

Robert W. X. Martin           68    1975         1999        Director and  Asst. Secretary

Harry H. Taylor, Jr.          68    1993         1999        Director


DIRECTORS CONTINUING IN OFFICE

CLASS I

Kevin L. Dumas                42    1995        2000        Director

Louis A. Funk, Jr.            56    1995        2000        Director and Chairman

Lawrence Greenhaus            70    1975        2000        Director and Vice Chairman


CLASS III

Ruth Henderson                69    1975       2001        Director

Terry C. Pellegrini           55    1994       2001        Director

Arthur C. Weinshank           48    1995       2001        Director

BACKGROUND OF NOMINEES

     Robert W.X. Martin has been a director since 1975. He was the owner of Martin Plumbing Supply, Inc. of New Milford, Connecticut, until his retirement in 1978.

     Harry H. Taylor, Jr. has been a director since 1993. He is the owner of H.H. Taylor & Son, a retail building materials and hardware business located in New Milford, Connecticut.


BACKGROUND OF DIRECTORS CONTINUING IN OFFICE

     Kevin L. Dumas has served on the Board of Directors since 1995. He has been engaged in the private practice of accounting since 1986.

     Louis A. Funk, Jr. has been a director since 1995. He was an owner and Vice President of the Omaha Beef Co., Inc. of Danbury Connecticut from 1968 to 1997.

     Lawrence Greenhaus has been a director since 1975. He retired in 1994 after practicing accounting for 44 years. He was a principal in the accounting firm of Greenhaus, Riordan & Co. located in New Milford, Connecticut.

     Ruth Henderson has served on the Board of Directors since 1975. She is the owner and operator of the Silo, a retail gourmet food and cooking business headquartered in New Milford, Connecticut.

     Terry C. Pellegrini has served on the Board of Directors since 1994. He has been engaged in the private practice of law since 1969 and is a principal in the law firm of Moots, Pellegrini, Spillane & Mannion, P.C.

     Arthur C. Weinshank has served on the Board of Directors since 1995. He has been engaged in the private practice of law since 1975 and is a principal in the law firm of Cramer & Anderson LLP.


DIRECTORS' AFFILIATIONS

     There are no reportable business or personal relationships or affiliations between any director or nominee and the Company or its management. No nominee for director serves as a director of any other company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934.


COMPENSATION OF DIRECTORS

     Annual Fees and Meeting Fees. In 1998 each director who was not an employee of the Company or NMBT received an annual directors' retainer fee of $8,500; a stipend of $250 for each board meeting attended; and a stipend of $75 for each committee meeting attended, except the stipend for attending Loan Committee meetings which was $125 per meeting. During 1998 the Chairman of the Board, Louis A. Funk, Jr., received an additional stipend of $27,500 and the Chairman of the Audit and Personnel
Committees each received an additional stipend of $1,000. The Assistant Secretary received an additional stipend of $2,500. Beginning in May, 1998, however, the annual additional stipend for the Chairman of the Board was increased to $30,000; the stipend for each board meeting attended was increased to $350; and the stipend for each committee meeting (other than for Loan Committee) attended was increased to $100. Any Director who is an employee of the Company or NMBT receives no additional compensation for his or her service as a member of the Board or any Board committee.

     Stock Option Grants. The Company has two stock option plans which were approved by the stockholders. The option plans are for the benefit of directors, officers and employees of NMBT. The 1994 Option Plan currently permit grants to directors as specified in that plan. During 1998 options to purchase 10,000 shares of Common Stock were granted to each director.

     Directors Fee Deferral Plan. In 1997, the Board of Directors approved a Directors Fee Deferral Plan whereby Directors may defer their annual fees or a 25%, 50% or 75% portion thereof. The deferred benefits are paid over a five to fifteen year period commencing in the year following the year in which a Director attains seventy years of age. A lump sum payment, however, is due any Director terminated as a result of a change of control, within thirty days of the termination. If a Director dies prior to attaining age seventy, any deferred benefit relative to that Director is paid to the deceased Directors estate or designated beneficiary. The Board of Directors had previously adopted a deferred compensation plan for its Directors and certain selected executive officers of NMBT (See Compensation Pursuant to Plans--Officers and Directors Deferred Compensation Agreements).


BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors met sixteen times during 1998. No director, nominee or continuing director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and meetings of the committees of the Board on which he or she served (during the period for which he or she was a director and for which he or she served on any such committees).

     To assist in the discharge of its responsibilities, the Board has subcommittees which include an Audit Committee, an Investment Committee, a Loan Committee and a Personnel Committee.

     The Audit Committee, consisting of Directors Dumas (the Committee's Chairman), Funk, Greenhaus, Martin and Taylor met 6 times during 1998. This Committee recommends engagement of the independent auditors, reviews the arrangement and scope of the audit, considers comments made by the independent auditors regarding internal accounting controls, oversees the internal auditing function, reviews internal accounting procedures and controls with NMBT's financial staff and reviews non-audit services provided by the Company's independent auditors.

     The Investment Committee, consisting of Directors Carrigan, Funk, Pellegrini (the Committee's Chairman) and Weinshank, met 6 times during 1998. The Investment Committee is responsible for overseeing the adoption, revision and implementation of NMBT's investment and funds management policies.

     The Loan Committee, consisting of Directors Carrigan, Dumas, Funk, Greenhaus (the Committee's Chairman), Martin and Pellegrini met 20 times during 1998. The Loan Committee is responsible for overseeing the adoption, revision and implementation of NMBT's loan policies.

     The Personnel Committee, consisting of Directors Dumas, Funk, Henderson, Martin and Weinshank (the Committee's Chairman), met 5 times during 1998. This Committee reviews the personnel needs of NMBT and the Company with senior management, reviews and approves recommendations on salary adjustments for NMBT's officers and employees for submission to the Board of Directors, makes recommendations to the Board of Directors concerning the granting of stock options to NMBT's officers and employees, and oversees NMBT's benefits and retirement plans.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers of the Company and NMBT. Messrs. Carrigan, Lent and Maher serve pursuant to employment agreements. See "Management--Employment Contracts."


                         AGE AT
NAME                   MARCH 5, 1999          POSITION(S) HELD
----                   -------------          ----------------
Michael D. Carrigan      47          President and Chief Executive Officer of NMBT and the Company


Jay C. Lent              40          Executive Vice President of NMBT, Chief Financial Officer and
                                     Secretary of NMBT and the Company

Peter R. Maher           46          Executive Vice President and Chief Lending Officer of NMBT

Deborah L. Fish          48          Vice President and Treasurer of NMBT, Treasurer of the Company


   Michael D. Carrigan joined NMBT on January 4, 1993, as Executive Vice President and assumed the responsibilities of President and Chief Executive Officer on May 6, 1993. He was formerly an Executive Vice President, Senior
Lending Officer with UST Bank/Connecticut. He became President of the Company immediately after its inception in 1997.

    Jay C. Lent joined NMBT on October 22, 1990, as Executive Vice President and Chief Financial Officer. In June, 1993, Mr. Lent was named Secretary of NMBT. After the creation of the Company in 1997 he was named its Secretary and CFO. Previously, Mr. Lent was a Senior Manager with PricewaterhouseCoopers LLP, an international accounting and consulting firm. He has also served as Senior Vice President and Chief Financial Officer with First International Bancorp.

    Peter R. Maher joined NMBT on April 19, 1993, as Senior Vice President and Chief Lending Officer. In August, 1995 Mr. Maher was named Executive Vice President and Chief Lending Officer. Prior to joining NMBT, Mr. Maher was a Senior Vice President with UST Bank/Connecticut.

    Deborah L. Fish joined NMBT in 1976 and has held various positions with NMBT since that time. She was named Treasurer of NMBT in 1986 and Vice President in 1987. She was named Treasurer of the Company immediately after its inception in 1997.


EMPLOYMENT CONTRACTS

    NMBT has employment agreements with Messrs. Carrigan, Lent and Maher. Their annual salary for the period ending December 31, 1999 is $170,000, $133,900 and $113,900, respectively. The employment agreements provide for a term of one year expiring December 31, 1999. The agreements also provide for one year extensions unless terminated in accordance with the terms contained therein. Any increases in salary paid during extension periods are determined at the discretion of the Board of Directors.

    Mr. Carrigan's agreement provides for the payment of cash severance equal to three times his average annual gross income for the previous five years, less one dollar, upon his voluntary termination for good reason (as defined therein) or involuntary termination other than for cause (as defined therein) within twelve months following a "change of control" (as defined therein). If employment is terminated for cause or if Mr. Carrigan voluntarily terminates his employment other than in connection with a change in control, Mr. Carrigan would be entitled to receive compensation only through the date of termination. If his employment is terminated for any reason other than for cause, disability, death or a change in control, then Mr. Carrigan shall be paid the greater of (i) his salary for the months remaining in the term (as defined therein) of employment,
(ii) an amount equal to his then current monthly salary multiplied by the number of years (not to exceed twelve) of his employment, or (iii) his salary for six months.

     The agreements for Messrs. Lent and Maher, while substantially similar in form to Mr. Carrigan's, provide for the payment of cash severance equal to two times their average annual gross income for the previous five years, less one dollar, upon their voluntary termination for good reason (as defined therein) or involuntary termination within twelve months following a "change of control" (as defined therein).


EXECUTIVE COMPENSATION

The following table sets forth the annual compensation for the last three fiscal years for the Chief Executive Officer of the Company and NMBT and each of the most highly compensated executive officers of the Company and NMBT whose compensation for 1998 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE


                                                                         LONG TERM
                                                                        COMPENSATION
                                                                            AWARDS
                                                  ANNUAL                    ------
                                               COMPENSATION   RESTRICTED  SECURITIES           ALL OTHER
                                     FISCAL  ----------------   STOCK     UNDERLYING    LTIP   COMPENSATION
NAME AND PRINCIPAL POSITION(S)        YEAR  SALARY($) BONUS($)  AWARDS     OPTIONS(#)  PAYOUTS     $(1)
------------------------------        ----  ------------------  ------     ----------  -------     ----
Michael D. Carrigan                   1998  $165,000 $ 50,000       --      10,000       --    $   9,917
  President, Chief Executive          1997   155,000   50,000       --         --        --       10,517
  Officer and Director of             1996   145,000   50,000       --         --        --        9,147
  NMBT & the Company

Jay C. Lent                           1998   130,000   35,000       --         --        --        8,057
  Executive Vice President of NMBT,   1997   130,000   35,000       --         --        --       11,432
  Chief Financial Officer and         1996   125,000   30,000       --         --        --        8,801
  Secretary of NMBT & the Company

Peter R. Maher                        1998   110,000   35,000       --         --        --        8,119
  Executive Vice President and        1997   105,000   35,000       --         --        --        9,832
  Chief Lending Officer of NMBT       1996   100,000   30,000       --         --        --        7,835

-------------

(1) All Other Compensation consists of company contributions pursuant to NMBT's 401(k) Plan. See Compensation Pursuant to Plans-- Pension Plan.

                         COMPENSATION PURSUANT TO PLANS


PENSION PLAN

     On June 1, 1991, NMBT instituted a qualified defined contribution pension plan pursuant to Section 401(k) of the Internal Revenue Code. Eligible employees, those who have completed a minimum of one year of credited service, may defer up to fifteen percent of their annual salary by contributions to the qualified plan. NMBT matches the first 4% of an employee's contribution dollar for dollar. NMBT has the discretion to make additional annual contributions to the plan. An employee is vested in any amount deferred by the employee which is contributed to the plan. NMBT's matching and discretionary contributions vest over a 5-year period at the rate of 20% per year. Upon retirement or termination of employment, a participant's vested account proceeds will be distributed in a lump sum. The plan provides, in accordance with applicable laws and regulations, for certain "hardship" withdrawals prior to termination of employment or retirement.

     The following table sets forth the years of credited service and NMBT's contributions to the 401(k) Plan on behalf of each executive officer whose aggregate cash compensation was more than $100,000, and as to all eligible participating employees as a group during the prior three fiscal years:



 NAME OF EXECUTIVE OR NUMBER OF                    YEARS OF         FISCAL       EMPLOYER CONTRIBUTIONS
ELIGIBLE PARTICIPATING EMPLOYEES                CREDITED SERVICE     YEAR           TO THE 401(K) PLAN
--------------------------------                ----------------     ----           ------------------
Michael D. Carrigan...............................     5             1998          $     9,917
                                                                     1997               10,517
                                                                     1996                9,147

Jay C. Lent.......................................      8            1998                8,057
                                                                     1997               11,432
                                                                     1996                8,801

Peter R. Maher....................................      5            1998                8,119
                                                                     1997                9,832
                                                                     1996                7,835
All eligible participating employees as a group--
                                               (150)                 1998              253,561
                                               (133)                 1997              241,660
                                               (131)                 1996              227,909

STOCK OPTION PLANS

     In 1988, the Board of Directors and the stockholders of NMBT adopted, and the Connecticut Banking Commissioner approved, a Non-Statutory Stock Option Plan for the benefit of directors, officers and employees of NMBT (the "1988 Plan") and reserved 93,786 shares for issuance under the Plan. The 1988 Plan authorized the granting of stock options and stock appreciation rights (SARs). Options granted under the 1988 Plan must have been granted by the Board of Directors at a price at or above 85% of the fair market value of a single share of the Company's stock. Options have been granted to purchase common stock at the fair market value at the date of the grant. The term of each option could not exceed five years from the date of grant. No SARs have been granted under the 1988 Plan. After March 29, 1998, the termination date of the 1988 Plan, no further options could be or were granted under the 1988 Plan.

     In 1994, the Board of Directors and the stockholders adopted the 1994 Non-Qualified Stock Option Plan for employees, officers and directors of NMBT (the "1994 Plan") and reserved 300,000 shares for issuance under the 1994 Plan. In 1998, the 1994 Plan was amended to increase the number of shares available for issuance to 600,000. The term of each option under the 1994 Plan may not exceed ten years from the date of its grant.

     The provisions of the 1994 Plan are identical to the provisions of the 1988 Plan, except that (1) the exercise price of options granted under the 1994 Plan may not be lower than the fair market value of the shares on the date the options are granted, (2) a participant may exercise the options for a six-month (rather than a three-month) period following the participant's retirement or death, and (3) the maximum option term is ten years, rather than five years, from the date of grant. The 1994 Plan, like the 1988 Plan, authorizes the granting of non-qualified stock options and SARs as a means of providing an incentive to and encouraging ownership of the Company's common stock by employees, officers and directors; of rewarding exemplary personnel; of assisting the Company and NMBT in the recruitment of highly qualified personnel; and of providing a mechanism of offering incentives to employees to continually strive to improve NMBT's products and services and their contribution to the performance of NMBT and the Company.

     Simultaneously with the reorganization of NMBT into a wholly owned subsidiary of the Company, the 1988 and 1994 Plans were amended to require the Company to issue the Company common stock shares under the Plans (as opposed to NMBT common stock shares) in the event of exercises under the respective Plans. This was necessitated by the exchange of NMBT shares for the Company shares which was approved at the 1997 Annual Meeting and has been since effectuated.


OPTION GRANTS

     During 1998, no options were granted under the 1988 Plan. During 1998, NMBT granted 100,000 options under the 1994 Plan at $19.4375 per share. These options were granted at their fair market value on their date of grant, June 17, 1998. None of these options were exercised in 1998.

     The following table sets forth as to each executive officer whose aggregate compensation was more than $100,000 in 1998, certain information, concerning grants of stock options granted during 1998.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
---------------------------------------------------------------------------------  VALUE AT ASSUMED
                             NUMBER OF     PERCENT OF                              ANNUAL RATES OF
                            SECURITIES   TOTAL OPTIONS                               STOCK PRICE
                            UNDERLYING     GRANTED TO     EXERCISE                   APPRECIATION
                             OPTIONS      EMPLOYEES IN     PRICE      EXPIRATION   FOR OPTION TERMS
                             GRANTED       FISCAL YEAR   ($ /SHARE)       DATE     5%           10%
                             -------       -----------   ----------       ----    -------------------

                                --           ---
Michael D. Carrigan.....      10,000        100%            $19.44    6/17/08       $122,413   $309,784

Jay C. Lent.............          --         --               --        --             --         --

Peter R. Maher..........          --         --               --        --             --         --

----------------

(1) In accordance with the rules of the SEC, the potential realizable value over the term of the option (the period from the grant date to the expiration date) is calculated assuming that the fair market value of the Company Common Stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on certain assumed rates of appreciation and do not represent an estimate of the Company's future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

     No executive officer whose aggregate compensation was more than $100,000 received any grants of options under the 1988 Plan during the fiscal year ended December 31, 1998.


OPTION EXERCISES

The following table sets forth as to each executive officer whose aggregate compensation was more than $100,000 in 1998, certain information concerning the exercise of stock options during the fiscal year ended December 31, 1998, and the value of all unexercised options held by such individuals at such date (all of the unexercised options listed below were exercisable as of December 31,
1998):

                   AGGREGATED OPTION EXERCISES IN 1998 FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------
                                                      NUMBER OF          VALUE OF
                                                        SHARES         UNEXERCISED
                                                      UNDERLYING        IN-THE-
                                                     UNEXERCISED         MONEY
                          SHARES                      OPTIONS AT        OPTIONS AT
                         ACQUIRED                      FISCAL         FISCAL YEAR-
                             ON          VALUE         YEAR-END             END
NAME                      EXERCISE     REALIZED(1)   EXERCISABLE        EXERCISABLE(2)
----                      --------     -----------   -----------        -----------

Michael D. Carrigan.....    12,400      $ 161,975     110,000           $ 991,875
Jay C. Lent.............    27,000        363,250      50,000             512,500
Peter R. Maher..........        --            --       47,000             442,125


-------------
(1)  Market value of common stock at date of exercise, less the exercise price.

(2) Based on the $16.125 closing price of the Company's common stock as reported on The Nasdaq SmallCap Market on December 31, 1998, minus the exercise price.


OFFICERS' AND DIRECTORS' DEFERRED COMPENSATION AGREEMENTS

     In 1985 and 1986, the Board of Directors of NMBT approved Deferred Compensation Agreements for its directors and selected executive officers. These agreements permitted the directors and selected executive officers to defer a portion of their cash compensation for a period of four years during which time such deferred amounts were invested by NMBT in life insurance contracts on the lives of the directors and executives. NMBT is the beneficiary of such insurance contracts. Directors were also permitted to enter into similar agreements with NMBT to defer a portion of their annual retainer fees for a period of four years during which time such deferred amounts were invested by NMBT in life insurance contracts on the lives of such directors. The amounts to be received by the directors are not limited to the amounts initially deferred by the directors and invested in the life insurance contracts. NMBT is the beneficiary on such policies which will provide NMBT with the funds to pay the benefits owed by NMBT to the director upon the director's death, disability or when the director reaches age 65, 68 or 70 (normal retirement age).

     Distributions under the plan are payable by NMBT as either a lump sum, in a maximum of ten equal annual installments, or in either 120 or 180 equal monthly installments depending upon the basis for the distribution. In cases of death, attaining normal retirement age or other terminations, lump sum distributions or installment payments are authorized. Hardship distributions may also be requested. Retirement distributions would occur upon the director's attaining normal retirement age. NMBT's aggregate distributions in 1998 pursuant to this plan totaled $254,577. As of December 31, 1998, the amount of deferred compensation accrued under these agreements aggregated $881,320.

     Although NMBT may be obligated for certain cash payments prior to the receipt of proceeds from the purchased life insurance policies under its Deferral Compensation Agreements approved in 1985 and 1986, the actuaries have calculated that NMBT should ultimately be reimbursed in whole from such life insurance proceeds.

     In 1997, the Board of Directors of NMBT adopted a Supplemental Executive Retirement and Deferred Compensation Plan to provide its senior executive officers and directors with additional retirement and tax deferral benefits to the extent benefits under the qualified retirement plans of NMBT are limited by applicable law or regulation. The Supplemental Plan will permit additional deferral of compensation and matching contributions (as determined by the Company's Personnel Committee) to the extent the supplemental deferral had been made into NMBT's 401(k) Plan.


REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors as a whole makes decisions on compensation for executive officers (with Mr. Carrigan not participating in decisions concerning his compensation). The Board is currently comprised of nine members. Because the business of the Company currently consists of the business of NMBT only, no separate cash compensation is paid to the executive officers of the Company. No members of the Board who participate in these decisions are employed by the Company or NMBT, neither do any of these members have an interlocking relationship with a compensation committee of another entity, nor do they participate in any of the Company's or NMBT's executive compensation plans.

     In addition, the Personnel Committee, none of whose members are employees of the Company or NMBT, makes recommendations to the Board of Directors concerning the grant of stock options to employees, including director and non-director executive employees. Based on these recommendations, the Board of Directors makes decisions regarding the grant of any such options (with Mr. Carrigan not participating in decisions concerning himself). This Committee also makes recommendations to the Board of Directors on compensation for other officers and employees and on other benefit plans for employees of the Company and NMBT.

     The Board of Directors does not have formal compensation policies. The Board does, however, consider the Company's and NMBT's performance, the accomplishment of business objectives, and the individual's contribution to earnings and shareholder value in setting senior officer compensation levels. The Board also considers the compensation paid by peer group institutions with the goal of being competitive in the attraction and retention of qualified executives. The two principal components of executive officers' compensation are salary and stock options granted under the Company's 1994 Plan. The Board considers granting bonuses only when it determines that performance is exceptional, and only after consideration of such factors as performance for such year compared to prior years and the time and effort exerted by management. These decisions are made on a judgmental basis and not according to a specific formula. The Board chose to recognize the performance by Messrs. Carrigan, Lent and Maher in the 1998 fiscal year by the payment of a cash bonus as reflected in the Summary Compensation Table.

                    Submitted by the Full Board of Directors

  Michael D. Carrigan (not as to himself), Kevin L. Dumas, Louis A. Funk, Jr., Lawrence Greenhaus, Ruth Henderson, Robert W. X. Martin, Harry H. Taylor, Jr.,
                    Terry C. Pellegrini, Arthur C. Weinshank.

COMPANY STOCK PERFORMANCE

     The following graph shows a five-year comparison of cumulative total return for the Company's stock (NMBT's stock prior to November 25, 1997), the Standard & Poor's 500 Composite Index and the Nasdaq Bank Index, which is a published industry index. Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the graph shall not be incorporated by reference into any such filings.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN*
                        AMONG NMBT CORP, THE NASDAQ BANK
                          INDEX AND THE S & P 500 INDEX


                           [PERFORMANCE GRAPH OMITTED]




                             --FISCAL YEAR ENDING--

                 1993       1994       1995       1996        1997       1998
                 ----       ----       ----       ----        ----       ----
COMPANY/INDEX/MARKET
 NMBT CORP     100.00     102.08     165.28     215.57      350.32     287.74
 PEER GROUP    100.00      99.64     148.38     195.91      328.02     324.90
 S&P 500 INDEX 100.00     101.32     139.40     171.41      228.59     293.92


THE PEER GROUP CHOSEN WAS:
NASDAQ BANKING  INDEX

THE BOARD MARKET INDEX CHOSEN WAS:
AN INDEX OF THE COMPANIES ON THE S&P 500






--------
$100 invested on 12/31/93 in stock or index -- including reinvestment of dividends.




COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1998, nonemployee directors Dumas, Funk, Henderson, Martin and Weinshank served as members of the Personnel Committee which oversees the granting of options under the 1994 Plan and the 1988 Plan. None of the Personnel Committee members or Named Executive Officers have any relationships which must be disclosed under this caption.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act) requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Company Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of such forms that it received, or written representations from reporting persons that no other reports were required for such persons, the Company believes that, during the year ended December 31, 1998, all Section 16(a) filing requirements were satisfied on a timely basis except that Jay C. Lent inadvertently filed a Form 4 less than a week late regarding an exercise of stock options and the sale of stock.


                     RATIFICATION OF DIRECTORS' APPOINTMENT
                             OF INDEPENDENT AUDITORS
                                 (PROPOSAL TWO)

    The Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company's independent auditors to serve for the fiscal year ending December 31, 1999. A representative of Deloitte & Touche LLP will be available to answer appropriate questions at the Annual Meeting and will be afforded the opportunity to make a statement, if he wishes to do so. Deloitte & Touche LLP is an internationally known firm and known as one of the "Big Five" accounting firms. The Company is being served by the Stamford, Connecticut office.

     In 1998, Deloitte & Touche LLP provided the Company certain services, in addition to conducting the annual audit of the Company's financial statements. These services consisted primarily of income tax advice, corporate tax return preparation and audits and tax filings relative to pension plans. The Audit Committee of the Board of Directors approved these services and considered their possible effect on the independence of Deloitte & Touche LLP before these services were rendered.

     In the event that ratification of Deloitte & Touche LLP as the Company's independent auditors is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.


REQUIRED VOTE FOR RATIFICATION OF INDEPENDENT AUDITORS

     To ratify the Directors' appointment of the independent auditors, the affirmative vote of the shares present, in person or by proxy entitled to vote at the Annual Meeting is required.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION.


CERTAIN TRANSACTIONS

     The Company and NMBT have had and expect to have in the future banking transactions in the ordinary course of business with directors, officers, stockholders and their associates. These transactions are made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risk of collectibility or present other unfavorable features at the time such loans are made. The highest aggregate amount of loans to all officers and directors of the Company and NMBT and their associates as a group was $2,827,365 on September 1, 1998, or 10.01% of stockholders' equity. There were no standby letters of credit to related parties outstanding at year end.


STOCKHOLDERS' PROPOSALS FOR 2000 MEETING

     To be considered for inclusion in the proxy statement relating to the Annual Meeting of Stockholders of the Company to be held in 2000, stockholder proposals must be received no later than November 30, 1999. To be considered for presentation at such meeting, although not included in the proxy statement, proposals for nominations for election to the Board of Directors must be received no later than sixty (60) calendar days and no earlier than (90) calendar days prior to the meeting, and all other proposals must be received no later than February 13, 2000. All stockholder proposals should be marked for the attention of Jay C. Lent, Secretary, NMBT CORP, 100 Park Lane, New Milford, Connecticut, 06776-2400.


ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the meeting other than that which has been referred to herein. As to other business, if any, that may properly come before the meeting, the persons named in the accompanying Form of Proxy will vote such Proxy in accordance with the determination of a majority of the Board of Directors.

                                          By Order of the Board of Directors,
                                          NMBT CORP

                                          Jay C. Lent
                                          Secretary


New Milford, Connecticut
March 31, 1999